               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements of HealthPlan Services Corporation on Form S-8s (File Nos. 33-92708, 33-97050, 33-97048, 33-00150, 333-07641, 333-07631) of our report dated March
15, 1996, on our audit of the financial statements of Consolidated Group Inc., and Affiliates as of December 31, 1995 and December 31, 1994, and for the years ended December 31, 1995 and 1994; and of our report dated March 21, 1995, on our audit of the financial statements of Consolidated Group Inc., and Affiliates as of December 31, 1994 and December 31, 1993, and for the years ended December 31, 1994 and 1993, which report is included in this Form 8-K/A, Amendment No. 1, of HealthPlan Services Corporation.

We hereby consent to the incorporation by reference in the registration statements of HealthPlan Services Corporation on Form S-8s (File Nos. 33-92708, 33-97050, 33-97048, 33-00150, 333-07641, 333-07631) of our report dated March
15, 1996, on our audit of the financial statements of Consolidated Health Coalition, Inc. as of December 31, 1995 and December 31, 1994, and for the years ended December 31, 1995 and 1994, and of our report dated March 21, 1995, on our audit of the financial statements of Consolidated Health Coalition, Inc. as of December 31, 1994 and for the inception year ended December 31, 1994, which report is included in this Form 8-K/A, Amendment No. 1, of HealthPlan Services Corporation.

                                          /s/  Bonanno, Savino & Davies, P.C.





Needham, Massachusetts
September 11, 1996


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